Exhibit 99.3

SCHILLI TRANSPORTATION SERVICES, INC. AND AFFILIATES

(THE ENTITIES OF THOMAS R. SCHILLI AND FAMILY)

Consolidated Balance Sheets

(Unaudited)

	April 1,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$959,832	$102,166
Accounts receivable, net of allowance of $159,196 and $328,699	8,899,799	8,389,023
Investments	301,101	—
Inventory	1,691,427	1,650,053
Held for sale equipment	1,661,587	1,929,507
Prepaid expenses	1,218,666	1,593,604
Notes receivable, current	160,515	49,360
Notes receivable, related party	285,000	—
Income taxes receivable	314,611	314,611
Deferred income taxes	61,000	170,000
Total current assets	15,553,538	14,198,324

Property and equipment, net	46,940,891	48,486,327
Accounts receivable	—	360,000
Notes receivable	388,041	80,564
Other assets	162,146	64,241
Total assets	63,044,616	63,189,456

Liabilities and Shareholders' Equity
Current liabilities
Accounts receivable sold with recourse	2,572,999	2,023,270
Bank line of credit	233,105	168,761
Current maturities of long-term debt	6,455,175	6,878,349
Accounts payable	1,864,192	1,802,939
Notes payable, related party	25,000	25,000
Employee compensation and amounts due operators	1,557,987	1,436,829
Other accrued liabilities	2,567,318	1,159,571
Total current liabilities	15,275,776	13,494,719

Long-term debt	24,079,664	24,533,393
Notes payable, related party	—	340,000
Other long-term liabilities	206,004	235,407
Deferred income taxes	3,405,000	4,490,000
Total long-term liabilities	27,690,668	29,598,800
Total liabilities	42,966,444	43,093,519

Commitments and Contingencies (Note 6)

Shareholders’ equity
Common stock, no par value, 1,000 shares authorized, issued and outstanding	1,000	1,000
Additional paid-in-capital	2,480	2,480
Retained earnings	1,101,285	1,094,408
Shareholders' equity in Schilli Transportation Services, Inc.	1,104,765	1,097,888

Noncontrolling interest in consolidated affiliates	18,973,407	18,998,049
Total shareholders’ equity	20,078,172	20,095,937
Total liabilities and shareholders’ equity	$63,044,616	$63,189,456

See accompanying notes.

SCHILLI TRANSPORTATION SERVICES, INC. AND AFFILIATES

(THE ENTITIES OF THOMAS R. SCHILLI AND FAMILY)

Consolidated Statements of Operations

For the Three Months Ended April 1, 2017 and April 2, 2016

(Unaudited)

	April 1,	April 2,
	2017	2016
Revenues
Transportation and logistics	$16,123,417	$18,194,470
Equipment leasing	423,193	426,106
Fuel	1,356,224	1,339,081
Supplies and maintenance	327,678	362,813
Building leasing	82,256	94,336
Sales of leased/rental equipment	1,069,517	302,748
Total revenues	19,382,285	20,719,554

Operating expenses
Purchased transportation	1,824,228	2,255,744
Fuel	3,318,909	3,064,770
Supplies and maintenance	1,500,835	1,939,422
Salaries, wages and benefits	6,988,004	7,054,659
Depreciation	1,613,028	1,536,388
Building rent and utilities/communications	906,353	782,094
Operating leases	175,506	81,015
Insurance and claims	420,730	454,046
Taxes and licenses	303,912	290,765
Cost of leased/rental equipment sold	534,035	257,443
General and administrative	985,501	1,399,032
Total operating expenses	18,571,041	19,115,378
Income from operations	811,244	1,604,176

Other income (expense)
Interest expense	(268,296)	(266,940)
Interest income	31,487	13,359
Other	72,423	(119,773)
Total other expense	(164,386)	(373,354)

Income before provision for income taxes	646,858	1,230,822
Provision for income taxes	199,940	10,097
Net income	446,918	1,220,725

Less net income attributable to noncontrolling interest	429,560	1,130,299
Net income attributable to Schilli Transportation Services, Inc.	$17,358	$90,426

See accompanying notes.

SCHILLI TRANSPORTATION SERVICES, INC. AND AFFILIATES

(THE ENTITIES OF THOMAS R. SCHILLI AND FAMILY

Consolidated Statements of Comprehensive Income

For the Three Months Ended April 1, 2017 and April 2, 2016

(Unaudited)

	April 1,	April 2,
	2017	2016

Net Income	$446,918	$1,220,725

Other comprehensive income
Unrealized holding gain on securities	—	72,962
Total comprehensive income	$446,918	$1,293,687

See accompanying notes.

SCHILLI TRANSPORTATION SERVICES, INC. AND AFFILIATES

(THE ENTITIES OF THOMAS R. SCHILLI AND FAMILY)

Consolidated Statements of Changes in Shareholders’ Equity

Three Months Ended April 1, 2017

(Unaudited)

				Shareholders'	Noncontrolling
				Equity in Schilli	Interest in
	Common	Additional	Retained	Transportation	Consolidated
	Stock	Paid- In Capital	Earnings	Services, Inc.	Affiliates	Total
Balance at January 1, 2017	$1,000	$2,480	$1,094,408	$1,097,888	$18,998,049	$20,095,937
Net income, three months ended April 1, 2017	—	—	17,358	17,358	429,560	446,918
Shareholder contributions	—	—	—	—	36,829	36,829
Shareholder distributions	—	—	(10,481)	(10,481)	(491,031)	(501,512)
Balance at April 1, 2017	$1,000	$2,480	$1,101,285	$1,104,765	$18,973,407	$20,078,172

See accompanying notes.

SCHILLI TRANSPORTATION SERVICES, INC. AND AFFILIATES

(THE ENTITIES OF THOMAS R. SCHILLI AND FAMILY)

Consolidated Statements of Cash Flows

For the Three Months Ended April 1, 2017 and April 2, 2016

(Unaudited)

	April 1,	April 2,
	2017	2016
Cash flows from operating activities
Net income	$446,918	$1,220,725
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,613,028	1,536,388
Realized loss on sale of investments	—	181,018
Gain on sale of property and equipment	(535,482)	(45,304)
Deferred income taxes	(976,000)	(234,000)
(Increase) decrease in certain assets:
Accounts receivable	(150,776)	(2,442,051)
Prepaid expenses and other current assets	235,659	(495,962)
Increase (decrease) in certain liabilities:
Accounts receivable sold with recourse	549,729	2,178,022
Accounts payable	61,253	1,221,049
Accrued expenses and other liabilities	1,499,502	1,667,246
Net cash provided by operating activities	2,743,831	4,787,131

Cash flows from investing activities
Payments for purchases of investments	(301,101)	(347,796)
Payments for purchases of property and equipment	(333,707)	(2,265,091)
Proceeds from sale of property and equipment	1,069,517	302,748
Advances on related party notes	(285,000)	(548,997)
Payments on related party notes	(340,000)	(363,662)
Advances on notes receivable	(510,000)	—
Collections on notes receivable	91,368	704,522
Net cash used in investing activities	(608,923)	(2,518,276)

Cash flows from financing activities
Borrowings on line of credit	233,105	549,801
Payments on line of credit	(168,761)	(570,499)
Proceeds from long-term debt	1,325,596	—
Principal payments on long-term debt	(2,202,499)	(1,815,226)
Shareholder contributions	36,829	—
Shareholder distributions	(501,512)	(59,576)
Net cash used in financing activities	(1,277,242)	(1,895,500)

Increase in cash and cash equivalents	857,666	373,355
Cash and cash equivalents, beginning of period	102,166	151,569
Cash and cash equivalents, end of period	$959,832	$524,924

Supplemental cash flow disclosures
Interest paid	$236,809	$253,581
Income taxes paid	$48,000	$600,000

See accompanying notes.

SCHILLI TRANSPORTATION SERVICES, INC. AND AFFILIATES

(THE ENTITIES OF THOMAS R. SCHILLI AND FAMILY)

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 – Nature of Operations and Summary of Significant Accounting Policies:

Nature of Operations

Schilli Transportation Services, Inc. (STS) is a licensed ICC transportation intermediary (freight broker) and logistics company utilizing the services of various trucklines under contract to the broker. STS, as a broker, pays a portion of the amounts invoiced for services to affiliated and non-affiliated companies. STS provides management services on a fee basis and provides accounting, tax, payroll, human resource and computer services under contract to the affiliated entities (the Affiliates) of Schilli Motor Lines, Inc. and Subsidiaries (SML), Schilli Leasing, Inc. (SLI), Schilli National Truck Leasing & Sales, Inc. (SLS), Schilli Distribution Services, Inc. (SDS) and Schilli Family, LLC (SFP). STS is also the common paymaster for these Affiliates as it relates to insurance and employee benefits. Thomas R. Schilli (50% ownership of STS) and various family members (aggregating 50% ownership of STS) control STS and the Affiliates; however, each entity has its own management team and operates independently.

Basis of Presentation

These interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended April 1, 2017 are not necessarily indicative of the results that may be expected for the year ended December 31, 2017.

The consolidated balance sheet as of December 31, 2016 has been derived from the audited consolidated financial statements at that date. For additional information, including the Company’s significant accounting policies, refer to the consolidated financial statements and related footnotes for the year ended December 31, 2016 as set forth in Exhibit 99.2 filed in this Current Report on Form 8-K/A.

SCHILLI TRANSPORTATION SERVICES, INC. AND AFFILIATES

(THE ENTITIES OF THOMAS R. SCHILLI AND FAMILY)

Notes to Consolidated Financial Statements

(Unaudited)

Consolidation

The consolidated financial statements include STS and the Affiliates, which are collectively referred to as the Company. STS has determined that the Affiliates are variable interest entities (VIE) as defined by GAAP, and the majority shareholder of STS has the power to direct the activities of the variable interest entities that most significantly impact their economic performance, and therefore, STS has been determined to be the primary beneficiary of the Affiliates. All significant intercompany balances and transactions have been eliminated in consolidation. The carrying amount of consolidated VIE assets and liabilities at April 1, 2017 and December 31, 2016 and results from operations attributable to VIE interests for the three months ended April 1, 2017 and April 2, 2016 are as follows:

	April 1,	December 31,
	2017	2016
Total current assets	$10,362,841	$9,537,987
Total property and equipment	46,870,714	48,419,784
Total other assets	500,387	454,131
Total assets	57,733,942	58,411,902

Total current liabilities	11,069,867	9,815,053
Total long-term liabilities	27,690,668	29,598,800
Total liabilities	38,760,535	39,413,853
Total shareholders' equity	18,973,407	18,998,049
Total liabilities and shareholders' equity	$57,733,942	$58,411,902

	Three Months	Three Months
	Ended April 1,	Ended April 2,
	2017	2016
Total revenues	$5,831,857	$5,509,949
Total operating expenses	5,055,355	4,219,937
Income from operations	776,502	1,290,012
Total other expense	(147,002)	(149,616)
(Provision) benefit for income taxes	(199,940)	(10,097)
Net income attributable to noncontrolling interest	$429,560	$1,130,299

Fiscal Quarter

The Company's first fiscal quarter ends on the nearest Saturday to March 31. The first fiscal quarter of 2017 refers to the three months ended April 1, 2017, and is comprised of 13 weeks. The first fiscal quarter of 2016 refers to the three months ended April 2, 2016, and is comprised of 13.3 weeks.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SCHILLI TRANSPORTATION SERVICES, INC. AND AFFILIATES

(THE ENTITIES OF THOMAS R. SCHILLI AND FAMILY)

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 – Nature of Operations and Summary of Significant Accounting Policies (Continued):

Fair Value Measurements

The Company follows the accounting guidance for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Fair value guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It also establishes a framework for measuring fair value and expands disclosures about fair value measurements. The three levels of the fair value framework are as follows:

Level 1 - Quoted market prices in active markets for identical assets or liabilities.

Level 2 - Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3 - Unobservable inputs reflecting the reporting entity’s own assumptions or external inputs from inactive markets.

A financial asset or liability’s classification within the framework is determined based on the lowest level of input that is significant to the fair value measurement.

New Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2017-04, Intangibles – Goodwill and Other (Topic 350). ASU 2017-04 removes the requirement to perform a hypothetical purchase price allocation to measure goodwill impairment. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. ASU 2017-04 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted for interim and annual goodwill impairment tests performed on testing dates after January 1, 2017, and applied prospectively. The Company does not expect ASU 2017-04 will have a material impact on its consolidated results of operations, financial condition, cash flows, or financial statement disclosures.

Note 2 – Sales of Accounts Receivable with Recourse:

Accounts receivable sold with recourse consisted of the following at April 1, 2017 and December 31, 2016:

	April 1,	December 31,
	2017	2016
Accounts receivable sold with recourse	$4,289,872	$3,929,068
Less:
Bad debt reserves	(643,830)	(589,895)
Retainer on billings	(1,073,043)	(1,315,903)
Net accounts receivable sold with recourse	$2,572,999	$2,023,270

SCHILLI TRANSPORTATION SERVICES, INC. AND AFFILIATES

(THE ENTITIES OF THOMAS R. SCHILLI AND FAMILY)

Notes to Consolidated Financial Statements

(Unaudited)

Note 3 – Notes Receivable:

Notes receivable consisted of the following at April 1, 2017 and December 31, 2016:

	April 1,	December 31,
	2017	2016
The note receivable was unsecured and due on demand from an entity under common ownership. The note's interest was at prime (3.75% at December 31, 2016). The note was paid in full subsequent to December 31, 2016.	$—	$65,159

The note receivable is unsecured and due in weekly principal and interest payments of $855 with a maturity date of May 2018. The interest rate is fixed at 8%.	46,856	56,930

The note receivable is due in weekly principal and interest payments of $944 with a maturity date of January 2017. The interest rate is fixed at 8%.	—	943

The note receivable is due in weekly principal and interest payments of $425. The note matured in January 2015. The interest rate is fixed at 8%.	2,121	2,121

The note receivable is due in daily principal payments of $51 with a maturity in May 2017. The interest rate is fixed at 8.15% and the note is collateralized by personal property.	3,530	4,771

The note receivable is due in weekly principal and interest payments of $2,300 with a maturity date of February 2021. The interest rate is fixed at 8.75% and the note is collateralized by equipment.	468,943	—

The note receivable is due in monthly principal and interest payments of $593 with a maturity date of March 2020. The interest rate is fixed at 7.75% and the note is collateralized by equipment.	18,530	—

The note receivable is due in weekly principal and interest payments of $250 through March 24, 2017 and increasing to $500 through the maturity date. The note matures in July 2017. The interest rate is fixed at 7%.	8,576	—
	548,556	129,924
Less current maturities	(160,515)	(49,360)
Total long-term notes receivable	$388,041	$80,564

Note 4 – Line of Credit:

At April 1, 2017 and December 31, 2016, SDS had a revolving line of credit payable August 5, 2017, providing for maximum advances of $1,950,000. Interest is payable monthly at the monthly LIBOR rate plus 2.25% at April 1, 2017 and December 31, 2016, respectively (3.08% at April 1, 2017 and 2.87% at December 31, 2016). The outstanding balance on the line of credit was $233,105 and $168,761 at April 1, 2017 and December 31,  2016, respectively. The line of credit is secured by substantially all assets of the Company and the personal guarantee of the Company's majority shareholder. The line of credit is also subject to certain annual financial and non-financial covenants and a borrowing base.

SCHILLI TRANSPORTATION SERVICES, INC. AND AFFILIATES

(THE ENTITIES OF THOMAS R. SCHILLI AND FAMILY)

Notes to Consolidated Financial Statements

(Unaudited)

Note 5 – Long-Term Debt:

Long-term debt consisted of the following at April 1, 2017 and December 31, 2016:

	April 1,	December 31,
	2017	2016
Twenty-nine equipment notes payable which mature at various dates through December 2023. The effective interest rates on these notes range from 0% to 5.65% at April 1, 2017 and December 31, 2016. The notes are collateralized by revenue equipment. Additionally, certain notes ($11,828,122 at April 1, 2017) are guaranteed by the majority shareholder.	$24,338,284	$25,053,461

Five mortgage notes payable which mature at various dates through September 2021. The effective interest rates on these notes range from 2.32% to 5.05% at April 1, 2017 and December 31, 2016. The notes are collateralized by real estate. Additionally, all mortgage notes are guaranteed by the majority shareholder. Covenants under one note ($2,332,407 at April 1, 2017) require SFP to maintain a certain debt service coverage ratio. At December 31, 2016, SFP was not in compliance with this covenant; however, the bank has granted a waiver of default remedies with respect to noncompliance as of that date.

	6,196,555	6,358,281
	30,534,839	31,411,742
Less current portion	(6,455,175)	(6,878,349)
Total long-term debt	$24,079,664	$24,533,393

Note 6 – Commitments and Contingencies:

Operating Leases

The Company leases certain buildings and warehouse space from unrelated parties under operating leases. Rent expense related to buildings and warehouse space was approximately $627,600 and $491,300 for the three months ended April 1, 2017 and April 2, 2016, respectively.  Trucks, trailers and equipment rent expense under operating leases was approximately $175,500 and $81,000 for the three months ended April 1, 2017 and April 2, 2016, respectively.

Contingencies

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. Management of the Company believes the resolution of any pending or threatened actions will not have a material effect on the Company's financial position or results of operations.

Note 7 – Income Taxes:

SLI’s statutory federal tax rate is 34% and state rates vary among the states. The total effective tax rates for the three months ended April 1, 2017 and April 2, 2016 were 48.3% and (69.0)%, respectively. The difference between the effective tax rate and the federal statutory rate primarily results from state income taxes and nondeductible expenses.

SCHILLI TRANSPORTATION SERVICES, INC. AND AFFILIATES

(THE ENTITIES OF THOMAS R. SCHILLI AND FAMILY)

Notes to Consolidated Financial Statements

(Unaudited)

Note 8 – Related Party Transactions:

Notes Receivable

As of April 1, 2017, the Company had an outstanding unsecured note receivable to the majority shareholder totaling $285,000. The note receivable is due on demand and non-interest bearing.

Notes Payable

As of December 31, 2016, total amounts outstanding on notes payable due to the majority shareholder totaled $340,000.  The notes payable are due on demand, unsecured and were repaid in the period ended April 1, 2017.

As of April 1, 2017 and December 31, 2016, SDS had a $25,000 unsecured employee note payable due on demand with an effective interest rate of 3.0%.

Note  9 – Employee Benefit Plan:

The Company sponsors a retirement and savings plan covering substantially all employees at least 21 years of age who have completed ninety days of services. Plan participants may elect to have up to a specified percentage of their salaries contributed to the Plan. However, participants' salary reduction contributions for the plan year may not exceed the limits prescribed under the Internal Revenue Code. The Company may provide for a discretionary matching contribution of 50% of the participants' contributions up to $750. The Company may also make discretionary profit sharing contributions in an amount determined by the Board of Directors. There was no retirement plan expense for the three months ended April 1, 2017 and April 2, 2016.

Note 10 – Subsequent Events:

On May 1, 2017, Daseke, Inc. acquired 100% of the outstanding stock of STS and the Affiliates except for Schilli Family, LLC.

Subsequent events have been evaluated through July 17, 2017, the date the consolidated financial statements were available to be issued.